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                                                                EXHIBIT NO. 23.2


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47758) pertaining to the 1996 Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors' Stock Option Plan of Kosan Biosciences Incorporated of our report dated February 9, 2001 with respect to the financial statements of Kosan Biosciences Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ Ernst & Young LLP

Palo Alto, California
March 26, 2001